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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Post-effective Amendment No. 1 to Form S-4 on Form S-8 of Clear Channel Communications, Inc. of (1) our report dated February 12, 1999 relating to the consolidated financial statements of Jacor Communications, Inc., which appear in the Clear Channel Communications, Inc. Form 8-K/A filed April 12, 1999 and (2) our report dated February 11, 1998 relating to the consolidated financial statements of Jacor Communications, Inc., which appear in the Clear Channel Communications, Inc. Form 8-K filed December 10, 1998.



PRICEWATERHOUSECOOPERS LLP

Cincinnati, Ohio
August 2, 2000